UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 7, 2013

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2013, PSM Holdings, Inc. (the “Company”) entered into a letter agreement dated February 5, 2013, with Kevin J. Gadawski (the “Letter Agreement”) employing him as Interim Chief Operating Officer and Interim Chief Financial Officer of the Company.  Pursuant to the terms of the Letter Agreement, the Company has agreed to pay Mr. Gadawski $20,000 per month as a base salary for his services, plus health care benefits as provided to the Company’s other executives.  The Letter Agreement is terminable by either party at will.  Mr. Gadawski was appointed in fulfillment of Section 3(b) of the Certificate of Designations for the Series A 6% Convertible Preferred Stock as the party designated by the holders of the Series A Preferred Stock to serve as interim chief operating officer and interim chief financial officer.  At the time of his appointment, Mr. Gadawski was a director of the Company.

Also on February 7, 2013, the Company entered into a two-year Independent Contractor Agreement (the “Consulting Agreement”) dated February 5, 2013, with LB Consulting LLC (the “Consultant”) by which the Consultant has agreed to provide advisory services in connection with capital market strategies and other projects mutually determined by the parties.  Under the terms of the Consulting Agreement, the Consultant will receive $15,000 per month commencing February 1, 2013, plus reimbursable expenses.  Michael Margolies, a director of the Company, is the owner and managing member of the Consultant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2013, the Board appointed Kevin J. Gadawski as Interim Chief Operating Officer and Interim Chief Financial Officer of the Company.  Ron Hanna, a director and President of the Company, served as the principal operating officer and principal financial officer of the Company prior to Mr. Gadawski’s appointment.

Mr. Gadawski, CPA, CVA, age 45, has more than 25 years of financial, operational and sales experience. Since February 1, 2012, Mr. Gadawski has been a Managing Director at Littlebanc Advisors, LLC, a boutique investment banking firm, and since November 2007 has been the President of NL Strategies, Inc., a consulting firm that delivers financial and operational leadership to companies across a variety of industries. Prior to founding NL Strategies, Mr. Gadawski was President of First Check Diagnostics, LLC, a successful medical device company from July 2004 to January 2007. While at First Check, Mr. Gadawski obtained regulatory clearance for new and unique products, expanded distribution with all major retail accounts, and grew revenues more than 350% in the 30 months prior to the sale of the company.

From April 2003 to June 2004 Mr. Gadawski also served as President of Worldwide Medical, Inc., where he developed and implemented a turnaround plan leading the company out of bankruptcy to financial solvency, ultimately culminating in the sale of the company at nearly two times investor dollars in less than 18 months.

In addition to his executive leadership at medical device companies, Mr. Gadawski is a seasoned financial professional and has held the Chief Financial Officer role at several public companies.  Mr. Gadawski holds a B.S. degree in Accounting from Northern Kentucky University and is a Certified Public Accountant and a Certified Valuation Analyst.

Mr. Gadawski does not now have, nor has he ever had, any family relationship with any director or officer of the Company, or persons nominated to become a director or officer.

The disclosure contained in Item 1.01 above in connection with the Letter Agreement is incorporated in response to this item.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Letter Agreement dated February 5, 2013, with Kevin Gadawski

99.2	Independent Contactor Agreement dated February 5, 2013, with LB Consulting LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: February 13, 2013	By:	/s/ Ron Hanna
Ron Hanna, President

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